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                                                                    EXHIBIT 10.8


           NON-QUALIFIED STOCK OPTION FOR NON-EMPLOYEE DIRECTORS AND
                                  CONSULTANTS

To:            STEVEN A. BARKER
     ----------------------------------------------------------
     Name

            914 Drehr Avenue, Baton Rouge, LA  70806
     ----------------------------------------------------------
     Address

Date of Grant:             October 19, 1999
              ----------------------------------------------------------

  You are hereby granted an option, effective as of the date hereof, to purchase 50,000 shares of common stock, $0.0001 par value per share ("Common Stock"), of Mannatech, Incorporated, a Texas corporation (the "Company") at a price of $7.6875 per share pursuant to the Company's 1997 Stock Option Plan (the "Plan").

  Your option may first be exercised ninety (90) days following completion by the Company of a registered public offering of its securities pursuant to the requirements of the Securities Act of 1933, as amended. Thereafter, your option may be exercised for up to 100% of the total number of shares, subject to this Option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion to be similar circumstances).

  You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called "cashless exercise"; (b) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

  Your option will terminate at 5:00 p.m., October 19, 2005 ("Termination Date).


  In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger,
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consolidation, transfer of assets, reorganization, conversion or what the
Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

  This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

  Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

            a. Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder, except that options granted to Consultants need not have shareholder approval;

            b. Until the issuance of the underlying shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

            c. During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

            d. Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) and respecting employees of the Company only (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee's portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

  The following two paragraphs shall be applicable if, on the date of exercise of this option, the issuance of the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

            (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such
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shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

            (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

  The foregoing legend shall be removed (i) upon any sale of such shares pursuant to an effective registration statement under the Securities Act of 1933, as amended, or Rule 144 promulgated under the Securities Act of 1933, as amended, or (ii) at such time as such shares become eligible for resale under Rule 144(k) promulgated under the Securities Act of 1933, as amended.

  The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

  It is the intention of the Company and you that this option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder.

  Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

  This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the
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event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

  Notwithstanding any provision contained herein to the contrary, you agree to be bound by the underwriting agreements or requirements by and between Mannatech, Inc. and any Underwriter which might provide services to it in connection with any public offering of its capital stock ("Underwriter"). Further, should such Underwriter impose any restrictions upon the exercise, registration or other rights, concerning the option upon the shares of stock conferred hereby, otherwise granted under this Agreement, you agree to further be bound by such requirements, limitations, restrictions, and/or agreements, as agreed to by Mannatech. You hereby appoint Mannatech as your attorney-in-fact to execute all documents on your behalf concerning agreements offering the and/or shares of stock which are the subject of the option conferred hereby, including, without limitation, those agreements with the Underwriter, referenced above.

  Please sign the copy of this option and return it to the Company's secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                 MANNATECH, INCORPORATED,
                                 a Texas corporation



                                 By:   /s/ Charles E. Fioretti
                                       ---------------------------------------

                                 Its:    Chief Executive Officer
                                       ---------------------------------------

     I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.



/s/ Steven A. Barker                             1/3/00
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(Signature)                            (Date)
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                                 ACKNOWLEDGEMENT

THE STATE OF LOUISIANA             (S)
                                   (S)
EAST BATON ROUGE PARRISH           (S)

     BEFORE ME, the undersigned Notary Public, personally appeared STEVEN A. BARKER, and known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the above instrument for the purposes and consideration expressed therein.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 3rd day of January, 2,000.



                                           /s/ MARTHA H. HAIRE
                                         -------------------------------------
                                           Notary Public, State of Louisiana
                                           Notary Public
                                           Commission for Life